PACER FUNDS TRUST
FORM OF THIRTEENTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT
    THIS THIRTEENTH AMENDMENT, dated as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of May 26, 2015, as amended (the “Agreement”), is entered into by and between PACER FUNDS TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend Exhibit A of the Agreement to add the following entities to its series:

-Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
-Pacer S&P 500 Quality FCF Aristocrats ETF

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by all parties.
NOW, THEREFORE, the parties agree as follows:
1.Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

PACER FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC
By: ______________________	By: ______________________
Name: ____________________	Name: ____________________
Title: _____________________	Title: _____________________
Date: _____________________	Date: _____________________

Exhibit A to the Transfer Agent Servicing Agreement
Separate Series of Pacer Funds Trust
Name of Series:

Pacer Trendpilot US Large Cap ETF
Pacer Trendpilot US Mid Cap ETF
Pacer Trendpilot 100 ETF
Pacer U.S. Export Leaders ETF
Pacer Autopilot Hedged European Index ETF
Pacer Trendpilot European Index ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Small Cap US Cash Cows 100 ETF
Pacer Wealth Shield ETF
Pacer Benchmark Industrial Real Estate SCTR℠ ETF
Pacer Benchmark Data & Infrastructure Real Estate SCTR℠ ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation Index ETF
Pacer Trendpilot International ETF
Pacer Trendpilot Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Trendpilot® US Bond ETF
Pacer CSOP FTSE China A50 ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer BioThreat Strategy ETF
Pacer American Energy Independence ETF
Pacer Military Times Best Employers ETF
Pacer Salt High truBetaTM US Market ETF
Pacer Salt Low truBetaTM US Market ETF
Pacer Swan SOS Conservative (December) ETF
Pacer Swan SOS Flex (December) ETF
Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Fund of Funds ETF
Pacer Swan SOS Conservative (April) ETF
Pacer Swan SOS Flex (April) ETF
Pacer Swan SOS Moderate (April) ETF
Pacer Swan SOS Conservative (July) ETF
Pacer Swan SOS Flex (July) ETF
Pacer Swan SOS Moderate (July) ETF
Pacer Swan SOS Conservative (October) ETF
Pacer Swan SOS Flex (October) ETF
Pacer Swan SOS Moderate (October) ETF
Pacer Metaurus US Large Cap Dividend Multiplier 300 ETF
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF
Pacer Pacific Asset Floating Rate High Income ETF

Pacer Pacific Asset Floating Rate High Income ETF
Pacer Bluestar Engineering the Future ETF
Pacer Bluestar Digital Entertainment ETF
Pacer Data and Digital Revolution ETF
Pacer Industrials, Logistics, and Fulfillment ETF
Pacer US Large Cap Cash Cows Growth Leaders ETF
Pacer US Small Cap Cash Cows Growth Leaders ETF
Pacer Developed Markets Cash Cows Growth Leaders ETF
Pacer Metaurus International Developed Markets Dividend Multiplier 400 ETF
Pacer MSCI World Industry Advantage ETF
Pacer Nasdaq International Patent Leaders ETF
Pacer Nasdaq 100 Top 50 Cash Cows Growth Leaders ETF
Pacer Metaurus Nasdaq 100 Dividend Multiplier 600 ETF
Pacer US Cash Cows Bond ETF
Pacer Solactive Whitney Future of Warfare ETF
Pacer PE/VC ETF
Pacer Cash COWZ 100-Nasdaq 100 Rotator ETF
Pacer S&P 500 Quality FCF Aristocrats ETF

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